EXHIBIT 99

For Release: February 28, 2008

Contact: Kenneth D. DenBesten, SVP Finance, Secretary

Phone: (615) 890-9100

NHI reports 2007 year end results

MURFREESBORO, Tenn. -National Health Investors, Inc., (NYSE:NHI) announced net income for the year ended December 31, 2007 of $96,435,000 or $3.48 per common share basic and $3.47 per common share diluted, compared to net income of $69,228,000 or $2.50 per common share basic and $2.49 per common share diluted for 2006. Net income for the year ended December 31, 2007 included income from recoveries of previous writedowns, gains on the sale and deconsolidation of certain facilities, gains from loan payoffs and other asset sales totaling $38,916,000 or $1.40 per basic and diluted share of common stock, compared to income in 2006 from similar items of $15,688,000 or $.57 per basic share and $.56 per diluted share of common stock.

Funds from operations ("FFO") for the year ended December 31, 2007 was $94,912,000, or $3.43 per basic and $3.42 per diluted share of common stock compared to $74,221,000, or $2.68 per basic and $2.67 per diluted share of common stock in 2006. Funds from operations for the year ended December 31, 2007 included income from recoveries of previous writedowns, gains from non real estate asset sales, and gains from loan payoffs totaling $25,736,000 or $.93 per basic and diluted share of common stock, compared to income in 2006 from similar items of $9,874,000 or $.36 per basic and diluted share of common stock.

Net income for the fourth quarter ended December 31, 2007 was $29,435,000 or $1.06 per basic and diluted common share of stock, compared to net income of $23,449,000 or $.85 per basic and $.84 per diluted common share of stock for the same period in 2006.  Net income for the fourth quarter ended December 31, 2007 included income from recoveries of previous writedowns and gains on the sale and deconsolidation of certain facilities totaling $14,737,000 or $.53 per basic and diluted share of common stock, compared to income in 2006 from recoveries of previous writedowns and gains from loan payoffs totaling $9,579,000 or $.35 per basic and $.34 per diluted share of common stock.

For the fourth quarter ended December 31, 2007, FFO was $19,735,000 or $.71 per basic and diluted share of common stock compared to $26,193,000 or $.95 per basic and $.94 per diluted share of common stock for the same period in 2006.  Funds from operations for the fourth quarter ended December 31, 2007 included income from recoveries of previous writedowns and gains from non real estate asset sales totaling $2,268,000 or $.08 per basic and diluted share of common stock compared to income in 2006 from recoveries of previous writedowns and gains from loan payoffs totaling $9,579,000 or $.35 per basic and $.34 per diluted share of common stock.

On December 31, 2007, we recognized for accounting purposes a gain on sale and deconsolidation of $12,469,000, or $.45 per basic and diluted share of common stock, related to 16 facilities in Kansas, Missouri, New Hampshire, and Massachusetts that were previously recorded as a sale for tax purposes on the installment method.

National Health Investors, Inc. is a long-term health care real estate investment trust that specializes in the financing of health care real estate by first mortgage and by purchase and leaseback transactions. The common stock of the company trades on the New York Stock Exchange with the symbol NHI. Additional information including NHI's most recent press releases may be obtained on NHI's web site at www.nhinvestors.com

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release.

Page 2 NHI’s 2007 Year End Results

Condensed Statements of Income
(in thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2007	2006	2007	2006
Revenues:
Mortgage interest income	$ 2,216	$ 3,735	$ 11,308	$ 14,981
Rental income	12,797	1,718	51,005	46,281
	$ 15,013	$ 15,453	$ 62,313	$ 61,262
Expenses:
Interest expense	$ 150	$ 2,023	$ 4,625	$ 8,126
Depreciation	2,129	2,146	9,143	8,442
Amortization of loan costs	4	34	75	135
Legal expense	524	190	1,079	582
Franchise, excise and other taxes	(57)	18	273	204
General and administrative	1,220	1,853	5,656	5,328
Loan and realty losses (recoveries)	(1,238)	(7,934)	(24,238)	(7,934)
	$ 2,732	$ (1,670)	$ (3,387)	$ 14,883

Income Before Non-Operating Income	$ 12,281	$ 17,123	$ 65,700	$ 46,379
Non-operating income (investment interest and other)	3,537	4,327	13,341	12,721
Income From Continuing Operations	$ 15,818	$ 21,450	$ 79,041	$ 59,100

Discontinued Operations
Income from operations - discontinued	1,148	1,999	4,256	4,314
Net gain on dispositions and deconsolidation	12,469	-	13,138	5,814
	$ 13,617	$ 1,999	$ 17,394	$ 10,128

Net income	$ 29,435	$ 23,449	$ 96,435	$ 69,228

Weighted average common shares outstanding:
Basic	27,703,539	27,699,239	27,703,464	27,744,868
Diluted	27,772,637	27,778,612	27,783,862	27,778,764

Earnings per share:
Basic:
Income from continuing operations	$ 0.57	$ 0.78	$ 2.85	$ 2.13
Discontinued operations	0.49	0.07	0.63	0.37
Net income available to common stockholders	$ 1.06	$ 0.85	$ 3.48	$ 2.50

Diluted:
Income from continuing operations	$ 0.57	$ 0.78	$ 2.84	$ 2.13
Discontinued operations	0.49	0.06	0.63	0.36
Net income available to common stockholders	$ 1.06	$ 0.84	$ 3.47	$ 2.49

Funds from operations
Basic	$ 19,735	$ 26,193	$ 94,912	$ 74,221
Diluted	$ 19,735	$ 26,193	$ 94,912	$ 74,221

Funds from operations per common share
Basic	$ 0.71	$ 0.95	$ 3.43	$ 2.68
Diluted	$ 0.71	$ 0.94	$ 3.42	$ 2.67

Dividends declared per common share	$ 1.35	$ 0.93	$ 2.85	$ 2.37

In accordance with Statement of Financial Accounting Standard No. 144, the results of operations for facilities sold, including the gain or loss on such sales, have been reported in the current and prior periods as discontinued operations.  The reclassifications to retroactively reflect the disposition of these facilities had no impact on previously reported net income.

Page 3 NHI’s 2007 Year End Results

Selected Balance Sheet Data
(in thousands)
	December 31	December 31
	2007	2006
Real estate properties, net	$ 187,455	$ 235,199
Mortgages receivable, net	141,655	99,532
Preferred stock investment	38,132	38,132
Cash and marketable securities	131,172	203,278
Notes and bonds payable	9,512	113,492
Stockholders' equity	446,138	431,671

Reconciliation of Funds From Operations (1)(2)

The following table reconciles net income to funds from operations available to common stockholders:
(in thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2007	2006	2007	2006
Net income	29,435	23,449	96,435	69,228
Elimination of non-cash items in net income:
Real estate depreciation	2,030	1,948	8,788	7,623
Real estate depreciation in discontinued operations	739	796	2,869	3,184
Gain on sale of real estate-continuing operations	-	-	(42)	-
Gain on sale of real estate-discontinued operations	(12,469)	-	(13,138)	(5,814)
Basic funds from operations	19,735	26,193	94,912	74,221

Other Adjustments	-	-	-	-

Diluted funds from operations	$ 19,735	$ 26,193	$ 94,912	$ 74,221

Basic funds from operations per share	$ 0.71	$ 0.95	$ 3.43	$ 2.68
Diluted funds from operations per share	$ 0.71	$ 0.94	$ 3.42	$ 2.67

Shares for basic funds from operations per share	27,703,539	27,699,239	27,703,464	27,744,868
Shares for diluted funds from operations per share	27,772,637	27,778,612	27,783,862	27,778,764

(1)Management believes that funds from operations (FFO) is an important supplemental measure of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO.  The term FFO was designed by the real estate investment trust industry to address this issue.  Our measure may not be comparable to similarly titled measures used by other REITs.  Consequently, our funds from operations may not provide a meaningful measure of our performance as compared to that of other REITs.  Since other REITs may not use our definition of FFO, caution should be exercised when comparing our Company’s FFO to that of other REITs.  Funds from operations in and of itself does not represent cash generated from operating activities in accordance with GAAP (funds from operations does not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP in the United States, as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs.

(2) Our computations above are intended to comply with the SEC’s interpretation that recurring impairments taken on real property may not be added back to net income in the calculation of FFO.  The SEC’s position is that recurring impairments on real property are not an appropriate adjustment.

Page 4 NHI’s 2007 Year End Results

National Health Investors, Inc. Portfolio Summary December 31, 2007

Portfolio Statistics		Investment
	Properties	Percentage	Investment
Real Estate Properties	72	57.0%	$ 187,455,000
Mortgages and Notes Receivables	52	40.9%	134,605,000
Total Real Estate Portfolio	124	97.9%	$ 322,060,000
Other Notes Receivables	0	2.1%	7,050,000
Total Portfolio	124	100.0%	$ 329,110,000

Real Estate Properties	Properties	Beds	Investments
Long term Care Centers	49	6,835	$ 105,660,000
Assisted Living Facilities	14	1,133	57,761,000
Medical Office Buildings	4	124,427 sq.ft.	9,557,000
Independent Living Facilities	4	458	7,890,000
Hospitals	1	55	6,587,000
Total Real Estate Properties	72		$ 187,455,000

Mortgage Notes Receivables	Properties	Beds	Investments
Long term Care Centers	34	3,581	$ 129,530,000
Developmentally Disabled	17	108	3,949,000
Assisted Living Facilities	1	78	1,126,000
Total Mortgage Notes Receivable	52		$ 134,605,000
Total Real Estate Portfolio	124		$ 322,060,000

Summary of Facilities by Type:
		Percentage of	Total
	Properties	Total Dollars	Dollars
Long term Care Centers	83	73.0%	$ 235,190,000
Assisted Living Facilities	15	18.3%	58,887,000
Medical Office Buildings	4	3.0%	9,557,000
Independent Living Facilities	4	2.4%	7,890,000
Hospitals	1	2.0%	6,587,000
Developmentally Disabled	17	1.2%	3,949,000
Total Real Estate Portfolio	124	100.0%	$ 322,060,000

Page 5 NHI’s 2007 Year End Results

Portfolio by Operator Type
	# of	Percentage of	Total
	Properties	Total Dollars	Dollars
Regional	50	56.2%	$ 181,117,000
Public	62	31.7%	101,983,000
Small Operator	12	12.1%	38,960,000
	124	100.0%	$ 322,060,000

Public Operators		Percentage
	Dollar	Of Total
	Amount	Portfolio
National HealthCare Corp.	$ 61,055,000	19.0%
Sunrise Senior Living Services	12,600,000	3.9%
Community Health Systems, Inc.	12,308,000	3.8%
Sun Healthcare	8,235,000	2.6%
Res-Care, Inc.	3,949,000	1.2%
HCA-The Healthcare Company	3,836,000	1.2%
Total Public Operators	$ 101,983,000	31.7%

National Health Investors, Inc. Summary of Facilities by State December 31, 2007

									Percent
		Acute		Dev.	Asst.	Retire-		Investment	Total
	LTC	Care	MOB	Disab.	Living	ment	Total	Amount	Portfolio
Florida	11		1	14	4		30	$ 77,354,000	24.0%
Texas	8		2				10	48,922,000	15.2%
Tennessee	20			3	3	2	28	27,562,000	8.6%
Massachusetts	4						4	25,216,000	7.8%
Missouri	8					1	9	22,908,000	7.1%
Virginia	8						8	19,582,000	6.1%
Kansas	6						6	18,397,000	5.7%
Arizona	1				4		5	17,419,000	5.4%
New Hampshire	3				1		4	15,310,000	4.8%
New Jersey					1		1	12,600,000	3.9%
Georgia	6						6	9,759,000	3.0%
Kentucky	2	1					3	7,527,000	2.3%
South Carolina	3				1		4	6,948,000	2.2%
Idaho	1					1	2	5,006,000	1.6%
Pennsylvania					1		1	4,168,000	1.3%
Alabama	2						2	1,962,000	0.6%
Illinois			1				1	1,420,000	0.4%
	83	1	4	17	15	4	124	$ 322,060,000	100.0%